Exhibit 99-B.10

                         Consent of Independent Auditors




The Board of Directors of Aetna Life Insurance and Annuity Company and Contractholders of Aetna Variable Annuity Account B:


We consent to the use of our report dated February 26, 1999, relating to the financial statements of the Aetna Variable Annuity Account B and our report dated February 3, 1999, relating to the consolidated financial statements of Aetna Life Insurance and Annuity Company, which are included in this registration Statement on form N-4 (File No. 333-87305) and to the reference to our firm under the heading "Independent Auditors" in the statement of additional information.

                                                /s/ KPMG LLP

Hartford, Connecticut
December 13, 1999